Exhibit 10.4

KADANT INC.
NOTICE OF AMENDMENT TO
STOCK OPTION AGREEMENTS

1.    This amendment is effective as of September 15, 2014, with respect to the Stock Option Agreements granted to the Recipient named below on the dates specified (the “Agreements”) and has been authorized and approved by the Compensation Committee of the Board of Directors of Kadant Inc. (the “Company”).

Recipient:                 Thomas M. O’Brien

Stock Option Agreement dated:    March 6, 2013

Stock Option Agreement dated:    March 7, 2012

Stock Option Agreement dated:    March 9, 2011

Stock Option Agreement dated:    March 3, 2010

2.    The following paragraph is added to the end of Section 2 of the Agreements:

“Reference is hereby made to the Executive Transition Agreement dated as of September 15, 2014 by and between you and the Company (the “Executive Transition Agreement”). The term “Separation Date” as used in this paragraph shall have the meaning ascribed thereto in the Executive Transition Agreement. Notwithstanding anything to the contrary in this Option Agreement, all Option Shares that have not previously vested prior to the Separation Date shall vest in full on the Separation Date, provided that you have remained an employee of the Company until June 30, 2015 or your termination of employment otherwise satisfies Section 4.1(e) of the Executive Transition Agreement (subject in either case to the release conditions contained in the Executive Transition Agreement).”

3.    By your signature below, you acknowledge receipt of this Notice of Amendment to the Agreements and agree that this Amendment is attached and made a part of the Agreements, effective as of the 15th day of September, 2014.

RECIPIENT

/s/Thomas M. O’Brien
                Thomas M. O’Brien